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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                         ELECTRONICS FOR IMAGING, INC.,
                             a Delaware corporation;


                           REDWOOD ACQUISITION CORP.,
                            a Minnesota corporation;

                                       and


                           MANAGEMENT GRAPHICS, INC.,
                            a Minnesota corporation;






                           ---------------------------

                            Dated as of July 14, 1999

                           ---------------------------


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


                                    APPENDIX

 TERM                                                                      PAGE
DEFINED                                                                   NUMBER

Acquired Corporation Maintenance Contracts....................................18
Acquired Corporation Returns..................................................22
Acquired Corporations..........................................................8
Adjusted Fully Diluted Company Share Amount....................................4
Applicable Class A Fraction....................................................3
California Commissioner.......................................................35
Cash Adjusted Valuation........................................................3
Cash Amount....................................................................4
Cash Election..................................................................1
Claim Amount..................................................................47
Claim Notice..................................................................47
Class A Consideration..........................................................2
Class B Consideration..........................................................3
Closing Date...................................................................2
Closing........................................................................2
COBRA.........................................................................25
Code...........................................................................1
Company Closing Certificate...................................................39
Company Financial Statements..................................................10
Company Option.................................................................4
Company Shareholders' Meeting.................................................35
Company Stock Certificate......................................................5
Company........................................................................1
Conversion Demand.............................................................46
Conversion Factor..............................................................3
Designated Parent Share Price..................................................4
Disputed Amount...............................................................48
Dissenting Shares..............................................................7
Effective Time.................................................................2
Employee......................................................................24
Environmental Law.............................................................26
ERISA.........................................................................24
Exhibits......................................................................53
Fair Market Value.............................................................49
Fairness Hearings.............................................................35
Former Company Shareholders....................................................5
Holdback Account..............................................................46
Holdback Agent................................................................45
Holdback Cash.................................................................45
Holdback Fund.................................................................45
Holdback Shares...............................................................45
Information Statement.........................................................35

                                       1.

Material Contracts............................................................20
Materials of Environmental Concern............................................26
Merger Consideration...........................................................5
Merger Sub.....................................................................1
Merger.........................................................................1
MBCA...........................................................................1
1985 Stock Plan................................................................5
Norwest.......................................................................29
Parent SEC Documents..........................................................31
Parent.........................................................................1
Pension Plan..................................................................24
Plans.........................................................................23
Pre-Closing Period............................................................31
Processes.....................................................................17
Redwood........................................................................8
Related Party.................................................................27
Required Vote.................................................................28
Response Notice...............................................................47
Schedule 2.22 Person..........................................................27
Scheduled Closing Time.........................................................2
Sections......................................................................53
Shareholders' Agent...........................................................50
Shares.........................................................................7
Specified Maintenance Obligations.............................................18
Stock Purchase Agreement......................................................29
Subsidiary.....................................................................8
Surviving Corporation..........................................................1
Terminated Dividend Proposal..................................................10
Unaudited Interim Balance Sheet...............................................11
Welfare Plans.................................................................24
Year 2000 Compliant...........................................................17

                                       2.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
SECTION 1.  DESCRIPTION OF TRANSACTION.........................................1

      1.1   Merger of Merger Sub into the Company..............................1

      1.2   Effect of the Merger...............................................1

      1.3   Closing; Effective Time............................................2

      1.4   Articles of Incorporation and Bylaws; Directors and Officers.......2

      1.5   Conversion of Shares...............................................2

      1.6   Employee Stock Options.............................................5

      1.7   Closing of the Company's Transfer Books............................5

      1.8   Exchange of Certificates; Holdback Fund............................6

      1.9   Dissenting Shares..................................................7

      1.10  Tax Consequences...................................................8

      1.11  Accounting Treatment...............................................8

      1.12  Further Action.....................................................8

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................8

      2.1   Subsidiary; Due Organization; Etc..................................8

      2.2   Articles of Incorporation and Bylaws; Records......................9

      2.3   Capitalization; No Dividends; Etc..................................9

      2.4   Financial Statements..............................................11

      2.5   Absence of Changes................................................11

      2.6   Title to Assets...................................................13

      2.7   Bank Accounts.....................................................14

      2.8   Receivables.......................................................14

      2.9   Inventory.........................................................14

      2.10  Customers and Distributors........................................14

      2.11  Equipment; Leasehold..............................................15

      2.12  Proprietary Assets................................................15

      2.13  Products; Performance of Services.................................18

      2.14  Contracts.........................................................19

      2.15  Liabilities.......................................................24

      2.16  Compliance with Legal Requirements................................24

                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
      2.17  Governmental Authorizations.......................................25

      2.18  Tax Matters.......................................................25

      2.19  Employee and Labor Matters; Benefit Plans.........................26

      2.20  Environmental Matters.............................................29

      2.21  Insurance.........................................................29

      2.22  Related Party Transactions........................................30

      2.23  Legal Proceedings; Orders.........................................30

      2.24  Poolability.......................................................31

      2.25  Authority; Binding Nature of Agreement............................31

      2.26  Non-Contravention; Consents.......................................31

      2.27  Brokers...........................................................32

      2.28  Full Disclosure...................................................33

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........33

SECTION 4.  CERTAIN COVENANTS OF THE COMPANY..................................34

      4.1   Access and Investigation..........................................34

      4.2   Operation of the Company's Business...............................35

      4.3   Notification; Updates to Disclosure Schedule......................37

      4.4   No Negotiation....................................................37

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES...............................37

      5.1   Filings and Consents..............................................37

      5.2   California Permit; Fairness Hearing...............................38

      5.3   Company Shareholders' Meeting.....................................38

      5.4   Regulatory Approvals..............................................38

      5.5   Public Announcements..............................................39

      5.6   Pooling of Interests..............................................39

      5.7   Affiliate Agreements..............................................39

      5.8   Best Efforts......................................................39

      5.9   Tax Matters.......................................................39

      5.10  Noncompetition Agreements.........................................39

      5.11  Termination of Agreements.........................................40

                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
      5.12  Employee Retention Program........................................40

      5.13  FIRPTA Matters....................................................40

      5.14  Release...........................................................40

      5.15  Termination of Employee Plans.....................................40

      5.16  Customer Relationship.............................................40

      5.17  Noncompetition Agreements.........................................40

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB......40

      6.1   Accuracy of Representations.......................................40

      6.2   Performance of Covenants..........................................41

      6.3   Shareholder Approval..............................................41

      6.4   Consents..........................................................41

      6.5   HSR Act...........................................................41

      6.6   Agreements and Documents..........................................41

      6.7   Additional Agreements and Documents...............................42

      6.8   FIRPTA Compliance.................................................42

      6.9   Permit; Compliance Withss.3(a)(10) of the Securities Act..........42

      6.10  Listing...........................................................43

      6.11  No Restraints.....................................................43

      6.12  No Legal Proceedings..............................................43

      6.13  Employees.........................................................43

      6.14  Termination of Employee Plans.....................................43

      6.15  Waiver of Terminated Dividend.....................................43

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY................43

      7.1   Accuracy of Representations.......................................43

      7.2   Performance of Covenants..........................................44

      7.3   Tax Opinion.......................................................44

      7.4   HSR Act...........................................................44

      7.5   Listing...........................................................44

      7.6   Permit; Compliance Withss.3(a)(10) of the Securities Act..........44

      7.7   No Restraints.....................................................44

                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
SECTION 8.  TERMINATION.......................................................44

      8.1   Termination Events................................................44

      8.2   Termination Procedures............................................45

      8.3   Effect of Termination.............................................45

SECTION 9.  INDEMNIFICATION, ETC..............................................45

      9.1   Survival of Representations, Etc..................................45

      9.2   Indemnification...................................................46

      9.3   Deductible; Ceiling...............................................47

      9.4   No Contribution...................................................47

      9.5   Intentionally Omitted.............................................47

      9.6   Defense of Third Party Claims.....................................47

      9.7   Exercise of Remedies by Indemnitees Other Than Parent.............48

      9.8   Holdback Fund; Satisfaction of Indemnification Claim..............48

SECTION 10. MISCELLANEOUS PROVISIONS..........................................53

     10.1  Shareholders' Agent................................................53

     10.2  Further Assurances.................................................53

     10.3  Attorneys' Fees....................................................53

     10.4  Notices............................................................53

     10.5  Dispute Resolution.................................................54

     10.6  Time of the Essence................................................55

     10.7  Headings...........................................................55

     10.8  Counterparts.......................................................55

     10.9  Governing Law......................................................55

     10.10 Successors and Assigns.............................................55

     10.11 Remedies Cumulative; Specific Performance..........................56

     10.12 Waiver.............................................................56

     10.13 Amendments.........................................................56

     10.14 Severability.......................................................56

     10.15 Maintenance of Directors and Officers Insurance....................56

     10.16 Parties in Interest................................................57

                                       iv.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
     10.17 Entire Agreement...................................................57

     10.18 Construction.......................................................57

                                       v.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of July 14, 1999, by and among: ELECTRONICS FOR IMAGING, INC., a Delaware corporation ("Parent"); REDWOOD ACQUISITION CORP., a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and MANAGEMENT GRAPHICS, INC., a Minnesota corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.


                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Minnesota Business Corporation Act (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         B. It is intended that, unless Parent makes the "Cash Election" (as defined in Section 1.5(b)(i)), the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that, unless Parent makes the Cash Election, the Merger be treated as a "pooling of interests."

         C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

         D. Contemporaneously with the execution and delivery of this Agreement, certain shareholders of the Company are executing and delivering to Parent a Voting Agreement of even date herewith.


                                    AGREEMENT

         The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION.

         1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue its corporate existence as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Minnesota Business Corporation Act (the "MBCA").

                                       1.

         1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the Palo Alto offices of Cooley Godward LLP at 10:00 a.m. local at such time and date during the period from August 1, 1999 through October 1, 1999 as Parent may designate upon not less than five days' prior notice to the Company (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed articles of merger conforming to the requirements of the MBCA shall be filed with the Secretary of State of the State of Minnesota. The Merger shall become effective at the time such articles of merger are filed with the Secretary of State of the State of Minnesota (the "Effective Time").

         1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the vote of the Company's shareholders to be taken at the Company Shareholders' Meeting (as defined in Section 5.3): (i) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that Article One thereof shall be amended to read in its entirety as follows: "The name of this corporation shall be Management Graphics, Inc." (ii) the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and (iii) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit B. Parent will not take, and will not cause or permit the Company to take, any action to alter or impair any exculpation or indemnification existing in the Articles of Incorporation or Bylaws of the Company on the date hereof for the benefit of any individual who served as a director or officer at any time prior to the Closing.

         1.5 Conversion of Shares.

                  (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

                           (i) each share of Company Class A Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Class A Consideration;

                           (ii) each share of Company Class B Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Class B Consideration; and

                           (iii) each share of the common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  (b) For purposes of this Agreement:

                           (i)  The  "Class  A   Consideration"   shall  be  the
         Applicable Class A Fraction of a share of Parent Common Stock; provided, however, that if the Designated

                                       2.

         Parent Share Price is less than $37.62500 and, prior to the Scheduled Closing Time, Parent notifies the Designated Shareholder Agent that it is electing to convert the Merger into a cash merger (the "Cash Election"), then the "Class A Consideration" shall be an amount in cash equal to the quotient obtained by dividing (A) the sum of $17,300,000 plus the Cash Amount by (B) the Adjusted Fully Diluted Company Share Amount (as defined in Section 1.5(b)(vi)).

                           (ii) The "Class B Consideration" shall be a fraction of a share of Parent Common Stock equal to the product obtained by multiplying: (A) the Applicable Class A Fraction; by (B) four; provided, however, that if the Designated Parent Share Price is less than $37.62500 and Parent makes the Cash Election, then the "Class B Consideration" shall be an amount in cash equal to the product obtained by multiplying: (x) the quotient obtained by dividing (A) the sum of $17,300,000 plus the Cash Amount, by (B) the Adjusted Fully Diluted Company Share Amount; by (y) four.

                           (iii) The "Applicable Class A Fraction" shall be the fraction having a numerator equal to the quotient obtained by dividing
         (A) the Cash Adjusted Valuation (as defined in Section  1.5(b)(v)),  by
         (B) the Conversion Factor (as defined in Section 1.5(b)(iv)); and having a denominator equal to the Adjusted Fully Diluted Company Share Amount.

                           (iv) The "Conversion Factor" shall be determined as follows:

                                    (A) if the Designated  Parent Share Price is
                  greater than $42.34375 and less than $51.78125, then the Conversion Factor shall be 47.06250;

                                    (B) if the Designated  Parent Share Price is
                  (1) equal to or less than $42.34375, or (2) equal to or greater than $51.78125, then, in either case, the Conversion Factor shall be equal to the Designated Parent Share Price.

                           (v) The "Cash Adjusted Valuation" shall be determined as follows:

                                    (A) if the Designated  Parent Share Price is
                  greater than $42.34375 and less than $51.78125, then the Cash Adjusted Valuation shall be the sum of $20,000,000 plus the Cash Amount;

                                    (B) if the Designated  Parent Share Price is
                  equal to or less than $42.34375, then the Cash Adjusted Valuation shall be the product obtained by multiplying: (x) nine tenths (0.9); by (y) the sum of (1) $20,000,000, plus (2)
                  the Cash Amount;

                                    (C) if the Designated  Parent Share Price is
                  equal to or greater than $51.78125, the Cash Adjusted Valuation shall be the product obtained by multiplying (x) one and one tenth (1.1); by (y) the sum of (1) $20,000,000, plus
                  (2) the Cash Amount.

                                       3.

                           (vi) The "Adjusted Fully Diluted Company Share Amount" shall be the sum of: (A) the aggregate number of shares of
         Company Class A Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), plus (B) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to all Company Options (and any other convertible security) outstanding immediately prior to the Effective Time (including all shares of Company Common Stock that may ultimately be purchased under Company Options that are unvested or are otherwise not then exercisable) plus (C) the product obtained by multiplying: (x) four (4) by (y) the aggregate number of shares of Company Class B Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement).

                           (vii) The "Designated Parent Share Price" shall be the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the twenty consecutive trading days immediately preceding and not including the Closing Date.

                           (viii) The "Cash Amount" shall be $8,061,693; provided, however, that the Cash Amount shall be reduced to the extent (and by the amount) that (A) $8,061,693 exceeds (B) the difference between (x) the amount of cash held by the Company as of June 30, 1999 and (y) the sum of: (1) the total amount of any indebtedness of the Company for money borrowed as of June 30, 1999; plus (2) the amount of any other indebtedness (other than indebtedness for money borrowed) and any other amounts owed by the Company to any other Person that was due and payable as of June 30, 1999 (including any such amounts with respect to any trade payables, accounts payable, and any lease (including any capital lease) and equipment financing obligations), but only to the extent that such amounts are in excess of the amounts that could reasonably be expected to be outstanding in light of the Company's historical operating practices and conditions; plus (3) any unpaid Tax liability (including interest and penalties) of the Company as of June 30, 1999; plus (4) any other amounts that Parent determines should be deducted from the Cash Amount based upon discussions between Parent Representatives and Company Representatives. Parent and the Company shall cooperate in their efforts to determine the Cash Amount not later than July 23, 1999, and shall, upon such determination, execute and deliver a certificate setting forth the final determination of the "Cash Amount". In order to make the determination set forth in the preceding sentence, the Company shall provide Parent and cause it Representatives to provide Parent, with such information that Parent may reasonably request, and shall make its Representatives available to Parent, for the purpose of determining the appropriate Cash Amount.

                  (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then, assuming Parent has not made the Cash Election, the shares of Parent

                                       4.

Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock shall accordingly be marked with appropriate legends.

                  (d) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Class A Consideration and Class B Consideration shall, if necessary, be appropriately adjusted.

         1.6 Employee Stock Options. At the Effective Time, each stock option that is then outstanding under the Company's 1985 Nonqualified Stock Option Plan for Key Employees (the "1985 Stock Plan"), whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1985 Stock Plan and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Class A Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock as set forth in the following clause "(b)" , (b) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Class A Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Class A Fraction, rounded up to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Class A Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Class A Fraction, and rounding the resulting exercise price down to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed
Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company's 1985 Stock Plan and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. Parent shall file with the SEC, within 30 days after the Closing Date, a registration statement on Form S-8 registering shares to be received upon the exercise of the Company Options assumed by Parent pursuant to this Section 1.6.

         1.7 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding

                                       5.

immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in
Section 1.8.

         1.8 Exchange of Certificates; Holdback Fund.

                  (a) At or as soon as practicable after the Effective Time, Parent will cause its transfer agent to send to each holder of Company Stock Certificates (the "Former Company Shareholders") (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Class A Consideration and Class B Consideration to which such Former Company Shareholder is entitled pursuant to this Agreement (the "Merger Consideration"). Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor (i) if Parent has not made the Cash Election, a certificate representing the number of whole shares of Parent Common Stock equal to ninety percent (90%) of the number of whole shares of Parent Common Stock that such Former Company Shareholder has the right to receive pursuant to the provisions of this Section 1, or (ii) if Parent has made the Cash Election, ninety percent (90%) of the cash that such Former Company Shareholder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. The remaining ten percent (10%) of the Merger Consideration that such Former Company Shareholder has the right to receive pursuant to the provisions of this Section 1 will be placed into the Holdback Fund (as defined in Section 9.8) pursuant to the terms of Section 9.8. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender the Merger Consideration (and, if Parent has not made the Cash Election, cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and, if reasonable under the circumstances, to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                  (b) No dividends or other distributions declared or made with respect to Parent Common Stock that may be received by a Former Company Shareholder with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder

                                       6.

surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive any such dividends and distributions and such cash payment).

                  (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of any such fractional shares, any Former Company Shareholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such Former Company Shareholder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Share Price.

                  (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Former Company Shareholders pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock ("Shares") held by a holder who has not voted such Shares in favor of this Agreement and who has properly exercised dissenters' rights with respect to such Shares in accordance with the MBCA (including Sections 302A.471 and 302A.473 thereof) and, as of the Effective Time, has neither effectively withdrawn nor lost its right to exercise such dissenters' rights ("Dissenting Shares"), will not be converted or represent a right to receive the Merger Consideration pursuant to Section 1.5 and 1.8, but the holder thereof will be entitled to only such rights as are granted by the MBCA.

                  (b) Notwithstanding the provisions of Section 1.9(a), if any holder of Shares who demands dissenters' rights with respect to its Shares under the MBCA effectively withdraws or loses (through failure to perfect or otherwise) its dissenters' rights, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares will automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.5 and 1.8, without interest thereof, upon surrender of the Company Stock Certificate or Certificates formerly representing such Shares.

                  (c) The Company will give Parent (i) prompt notice of any written intent to demand payment of the fair value of any Shares, withdrawals of such demands and any other

                                       7.

instruments  served  pursuant  to the MBCA  received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to dissenters' rights under the MBCA. The Company may not voluntarily make any payment with respect to any exercise of dissenters' rights and may not, except with the prior written consent of Parent, settle or offer to settle any such negotiations or proceedings with respect to dissenters' rights.

         1.10 Tax Consequences. For federal income tax purposes, unless Parent makes the Cash Election, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. Subject to Parent making the Cash Election, the parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.11 Accounting Treatment. Subject to Parent making the Cash Election, for accounting purposes, the Merger is intended to be accounted for as a "pooling of interests." If Parent makes the Cash Election, for accounting purposes, it is intended that the Merger be treated as a "purchase."

         1.12 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

         2.1 Subsidiary; Due Organization; Etc.

                  (a) Except for MGI Systems International, Inc. (the "Subsidiary"), the Company does not own, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. (The Company and the Subsidiary are referred to collectively in this Agreement as the "Acquired Corporations" and each are sometimes referred to individually as an "Acquired Corporation"). The Company owns all of the equity interest of the Subsidiary and no other Person has any right to acquire any equity interest of the Subsidiary. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Neither of the Acquired Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

                  (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing (corporate and tax) under the laws of the State of its incorporation, and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                                       8.

                  (c) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Management Graphics, Inc."

                  (d) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect on the Acquired Corporations.

         2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (1) the articles of incorporation and bylaws, including all amendments thereto, of each of the Acquired Corporations; (2) the stock records of each of the Acquired Corporations; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects.

         2.3 Capitalization; No Dividends; Etc.

                  (a) The authorized  capital stock of the Company  consists of:
(i) 20,000,000 shares of Company Class A Common Stock, of which 9,243,672 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 2,350,000 shares of Company Class B Common Stock, of which none are outstanding. Each outstanding share of Company Class B Common Stock was converted, as provided in the Company's articles of incorporation, into four shares of Company Class A Common Stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.
Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

                  (b) The Company has reserved 1,564,200 shares of Company Class A Common Stock for issuance under its 1985 Stock Plan, of which options to purchase 712,150 shares are outstanding as of the date of this Agreement. Part
2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such

                                       9.

Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth in Part
2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to either Acquired Corporation.

                  (c) All outstanding shares of Company Common Stock, and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

                  (d) All of the outstanding shares of capital stock of the Subsidiary are validly issued, fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

                  (e) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the MBCA and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

                  (f) The dividend declared by the Company's board of directors on April 16, 1999 (the "Terminated Dividend"), has not been and will not be, and is not and will not be required to be, paid, accrued or set aside. Other than the holders of Company Common Stock who are listed on Part 2.3(f) of the Disclosure Schedule and who hold the number and class of shares set forth opposite their names on Part 2.3(f) of the Disclosure Schedule, each holder of Company Common Stock has irrevocably and validly waived and rescinded the Terminated Dividend in full compliance with (i) the Company's the articles of incorporation and bylaws, (ii) the applicable provisions of the MBCA and all other applicable Legal Requirements, and (iii) all requirements set forth in any other applicable Contracts, and no holder of Company Common Stock has or will have any rights with respect to the Terminated Dividend. The Company does not have, and will not have in the future, any obligations with respect to, and the Company is not and will not become subject to any liabilities associated with, the Terminated Dividend. The Company has provided to Parent all records (including any board or shareholder minutes and written consents, letters, notifications, elections, waivers and other correspondence with its shareholders, attorneys, accountants and any other Person) relating to the Terminated Dividend.

                                      10.

The Company did not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock in connection with the proposed declaration of dividends set forth in the Company's resolutions of the board of directors dated April 6, 1999.

                  (g) There are no Contracts, proxies or other instruments relating to the voting or registration of either of the Acquired Corporation's securities.

                  (h) The terms of the Company's 1985 Stock Plan permit the treatment of options as set forth in Section 1 without the consent of any holder of such option.

         2.4 Financial Statements.

                  (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"): (i) The audited consolidated balance sheets of the Acquired Corporations as of June 30, 1998 and 1997, and the related audited consolidated income statements, statements of shareholders' equity and statements of cash flows of the Acquired Corporations for the years then ended, together with the notes thereto and the unqualified report and opinion of Arthur Andersen, LLP relating thereto; and (ii) the unaudited consolidated balance sheet of the Acquired Corporations as of May 30, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited consolidated income statement of the Acquired Corporations for the year then ended.

                  (b)  The  Company  Financial  Statements  present  fairly  the consolidated financial position of the Acquired Corporations as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Acquired Corporations for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

         2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule:

                  (a) since May 30, 1999, there has not been any material adverse change in the business, condition, assets, liabilities, operations, financial performance or prospects of the Acquired Corporations taken as a whole, and, to the Knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Acquired Corporations taken as a whole;

                  (b) since May 30, 1999, there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of either of the Acquired Corporations;

                  (c) since June 30, 1998, neither of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of

                                      11.

capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) since June 30, 1998, neither of the Acquired Corporations has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Class A Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) since June 30, 1998, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of its 1985 Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

                  (f) since February 17, 1995, there has been no amendment to either of the Acquired Corporation's articles of incorporation or bylaws, and neither of the Acquired Corporations has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (g) since June 30, 1998, neither of the Acquired Corporations has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                  (h) since May 30, 1999, neither of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since May 30, 1999, exceeds $10,000;

                  (i) since May 30, 1999, neither of the Acquired Corporations has amended or prematurely terminated, or waived any right or remedy under, any Material Contract (as defined in Section 2.14);

                  (j) since May 30, 1999, neither of the Acquired Corporations has (i) acquired, leased or licensed any right or other asset from any other
Person, except in ordinary course of business and consistent with past practices, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, except in the ordinary course of business and consistent with past practices, or (iii) waived or relinquished any material right;

                  (k) since May 30, 1999, neither of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, which, when added to all other writes offs and extraordinary reserves made or established by the Acquired Corporations since May 30, 1999, exceeds $10,000;

                  (l) since May 30, 1999, neither of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

                                      12.

                  (m) since May 30, 1999, neither of the Acquired Corporations has (i) lent money to any Person (other than pursuant to routine travel advances and nominal business expense reimbursement made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (n) since May 30, 1999, neither of the Acquired Corporations has (i) established or adopted any Plan (as defined in Section 2.19(a)), or (ii) except for bonus payments and sales commissions made and paid in the ordinary course of business and consistent with past practices, paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than salary and wage increases consistent with past practice and consistent with employment records provided by the Company to Parent;

                  (o) since June 30, 1998, neither of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any respect;

                  (p) since June 30, 1998, neither of the Acquired Corporations has made any Tax election;

                  (q) since May 30, 1999, neither of the Acquired Corporations has commenced or settled any Legal Proceeding;

                  (r) since May 30, 1999, neither of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                  (s) neither of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

         2.6 Title to Assets.

                  (a) The Acquired Corporations own, and have good, valid and marketable title to, all assets purported to be owned by them, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7, 2.8, 2.9, 2.11 and 2.12 of the Disclosure Schedule and all of the rights of either of the Acquired Corporations under the Contracts identified in Part 2.14 of the Disclosure Schedule; and (iii) all other assets reflected in the books and records of the Acquired Corporations as being owned by either of the Acquired Corporations. Except as set forth in Part
2.6 of the Disclosure Schedule, all of said assets are owned by the Acquired Corporations free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Corporations.

                                      13.

                  (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Acquired Corporations and that are being leased or licensed to either of the Acquired Corporations. 2.7 Bank Accounts.

         Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of either of the Acquired Corporations at any bank or other financial institution: (i) the name and location of the institution at which such account is maintained; (ii) the name in which such account is maintained and the account number of such account;
(iii) the balance in such account as of June 30, 1999; and (iv) the names of all individuals authorized to draw on or make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of either of the Acquired Corporations.

         2.8 Receivables. Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Acquired Corporations as of May 30, 1999. Except as set forth in Part 2.8 of the Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since May 30, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collectible in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $150,000 in the aggregate).

         2.9 Inventory. Part 2.9 of the Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of the Acquired Corporations as of June 30, 1999. All of the existing inventory of the Acquired Corporations (including all inventory that is reflected on the Unaudited Interim Balance Sheet and that has not been disposed of by the Acquired Corporations since May 30, 1999): (i) is of such quality and quantity as to be usable and saleable by the Acquired Corporations in the ordinary course of business and consistent with past practice; (ii) has been priced at the lower of cost or market value using the "first-in, first-out" method; and (iii) is free of any defect or deficiency. Except as set forth in Part 2.9 of the Disclosure Schedule, all of the inventory listed on Part 2.9 of the Disclosure Schedule, and any inventory held by the Acquired Corporations at the Closing, is and will be saleable in the ordinary course of business prior to February 28, 2000 at prices and on other terms (financial and otherwise) consistent with past practice, except for changes in pricing and terms due to changes in general market conditions.

         The inventory levels maintained by the Acquired Corporations (i) are not excessive in light of the historical normal operating requirements of the Acquired Corporations, and (ii) are adequate for the conduct of the operations of the Acquired Corporations in the ordinary course of business and consistent with past practice.

         2.10 Customers and Distributors. Part 2.10 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer, distributor or other Person that accounted for more than $350,000 of the consolidated gross revenues of the Acquired Corporations in the fiscal year ended June 30, 1998 or 1999. To

                                      14.

the Company's Knowledge, neither of the Acquired Corporations has received any written communication prior to the date of this Agreement from any customer, distributor or other Person identified in Part 2.10 of the Disclosure Schedule stating that such Person is likely to cease dealing with any of the Acquired Corporations or is likely to otherwise materially reduce the volume of business transacted by such Person with the Acquired Corporations below historical levels (other than as a result of seasonality of such customer's, distributor's or other Person's business consistent with past practice).

         2.11 Equipment; Leasehold.

                  (a) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Acquired Corporation's business in the manner in which such business is currently being conducted.

                  (b) Neither of the Acquired Corporations owns any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.11 of the Disclosure Schedule.

         2.12 Proprietary Assets.

                  (a) Part 2.12(a)(i) of the Disclosure Schedule sets forth, with respect to each Acquired Corporation Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.12(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Acquired Corporation Proprietary Assets owned by either of the Acquired Corporations that are material to their business. Part 2.12(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to either of the Acquired Corporations by any Person (except for any Proprietary Asset that is licensed to either of the Acquired Corporations under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to such Acquired Corporation. Except as set forth in Part 2.12(a)(iv) of the Disclosure Schedule, the Acquired Corporations have good, valid and marketable title to all of the Acquired Corporation Proprietary Assets identified in Parts 2.12(a)(i) and 2.12(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and have a valid right to use all Proprietary Assets identified in Part 2.12(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.12(a)(v) of the Disclosure Schedule, neither of the Acquired Corporations is obligated to make any payment to any Person for the use of any Acquired Corporation Proprietary Asset. Except as set forth in Part 2.12(a)(vi) of the Disclosure Schedule, neither of the Acquired Corporations has developed jointly with any other Person (other than the other Acquired Corporation) any Acquired Corporation Proprietary Asset with respect to which such other Person has any rights.

                  (b) The Company has taken all commercially reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Acquired

                                      15.

Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Acquired Corporation Proprietary Assets. Without limiting the generality of the foregoing, (i) all current and former employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any Acquired Corporation Proprietary Asset have executed and delivered to the Acquired Corporations an agreement that is substantially identical to the current form of Employee Agreement previously delivered by the Company to Parent, and (ii) all current and former consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any Acquired Corporation Proprietary Asset have executed and delivered to the Acquired Corporations an agreement that imposes substantially similar obligations on the contractor and provides substantially similar protections to the Company as the Employee Agreement provides with respect to employees of the Company. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Proprietary Asset owned by or licensed to any of the Acquired Corporations.

                  (c) Except as set forth in Part 2.12(c)(i) of the Disclosure Schedule, neither of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code. Part 2.12(c)(ii) of the Disclosure Schedule identifies each Contract pursuant to which either of the Acquired Corporations has deposited or is required to deposit with an escrow agent or any other Person any Acquired Corporation Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release from escrow of any Acquired Corporation Source Code.

                  (d) To the Knowledge of the Company, none of the Acquired Corporation Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.12(d) of the Disclosure Schedule, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Acquired Corporation Proprietary Asset. The memorandum from Barry Lipsitz to John Wambold dated July 9, 1999 delivered by the Company to Parent is an accurate and complete description of the legal opinion received by the Company from Barry Lipsitz dated December 6, 1995 (the "IP Opinion") and the IP Opinion does not contain any qualifications or exceptions, or negative findings that are not accurately and completely described in such memorandum, and the conclusions as well as the assumptions upon which the conclusions in the IP Opinion were reached are true and correct.

                                      16.

                  (e)  Except as set  forth in Part  2.12(e)  of the  Disclosure
Schedule: (i) each Acquired Corporation Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Acquired Corporations; and (ii) there has not been any claim by any customer or other Person alleging that any Acquired Corporation Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Acquired Corporations, and, to the Knowledge of the Company, there is no basis for any such claim. No product, system, program or software module designed, developed, sold, licensed or otherwise made available by either of the Acquired Corporations to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user. The Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Acquired Corporations may have with respect to the correction or repair of programming errors or other defects in the Acquired Corporation Proprietary Assets.

                  (f) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.12(f) of the Disclosure Schedule, (i) neither of the Acquired Corporations has licensed any of the Acquired
Corporation Proprietary Assets to any Person on an exclusive basis, and (ii) neither of the Acquired Corporations has entered into any covenant not to compete or Contract limiting its ability to exploit fully any Acquired
Corporation Proprietary Asset or to transact business in any market or geographical area or with any Person.

                  (g) Each item of software that is owned or leased by either of the Acquired Corporations is Year 2000 Compliant, and each Acquired Corporation Product is Year 2000 Compliant. For purposes of this Section 2.9(g), an item of software or Acquired Corporation Product shall be deemed to be "Year 2000 Compliant" only if: (i) the functions, calculations, and other computing processes of such item of software or Acquired Corporation Product (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system (before, on and after January 1, 2000); (ii) such item of software or Acquired Corporation Product accepts, calculates, compares, sorts, extracts, sequences and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used (before, on and after January 1, 2000); (iii) such item of software or Acquired Corporation Product accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined and appropriate manner; (iv) such item of software or Acquired Corporation Product stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) such item of software or Acquired Corporation Product determines leap years by the following standard: (A) if dividing the year by four yields an

                                      17.

integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

         2.13 Products; Performance of Services.

                  (a) Except as set forth in Part 2.13(a) of the Disclosure Schedule, each Acquired Corporation Product: (i) conforms and complies, and has at all relevant times conformed and complied, in all material respects, with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold, licensed or otherwise made available, other than any immaterial bug or similar defect that would not adversely affect in any material respect such Acquired Corporation Product (or the operation or performance thereof).

                  (b) Part 2.13(b) of the Disclosure Schedule contains an accurate and complete copy of the most recent "bug list" with respect to each Acquired Corporation Product. Assuming the Acquired Corporation Products are used in the manner in which they are intended to be used, none of the Acquired Corporation Products contains any code that might (A) disrupt, disable, harm or otherwise impede in any manner the operation of a computer program or a computer system or the equipment on which such code resides, or (B) damage or destroy any data or files residing on a computer or computer system without the consent of the user of such computer or computer system.

                  (c) All installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by either of the Acquired Corporations were performed properly and in conformity with the material terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                  (d) Assuming that the Acquired Corporations perform the Specified Maintenance Obligations (as defined below), none of the Acquired Corporations will incur or otherwise become subject to any material liability arising directly or indirectly from (i) any Acquired Corporation Product designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations on or prior to the Closing Date, or (ii) any installation services, programming services, repair services, maintenance services, support services, training services, upgrade services or other services performed by any of the Acquired Corporations on or prior to the Closing Date. For purposes of this Agreement,
(A) "Specified Maintenance Obligations" means the maintenance, warranty and other obligations that are (1) required to be performed by the Acquired Corporations after the Closing under the Acquired Corporation Contracts listed in Part 2.14(j) of the Disclosure Schedule and (2) ascertainable solely by reference to the express terms of such Acquired Corporation Contracts (and, with respect to any such obligations that are imposed by operation of law and not as a result of any contractual provisions in a Acquired Corporation Contract, by reference to such applicable law).

                  (e) No Acquired Corporation Product has, since June 30, 1996, been the subject of any recall or other similar action; and to the Knowledge of the Company, since such

                                      18.

date, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such Acquired Corporation Product.

                  (f) Except as set forth in Part 2.13(f) of the Disclosure Schedule, since June 30, 1996 no customer, distributor or other Person has asserted or, to the Company's Knowledge, threatened to assert any material claim against any of the Acquired Corporations under or based upon any warranty relating to any Acquired Corporation Product. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

                  (g) The Company has delivered to Parent accurate and complete copies of all product user manuals, instruction manuals and similar documents that have ever been prepared or furnished to any customer, distributor or other Person by any of the Acquired Corporations.

         2.14 Contracts.

                  (a) Part 2.14(a) of the Disclosure Schedule identifies each Acquired Corporation Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor (including any Contract that provides or will provide for severance payments or other benefits upon termination of employment or upon consummation of the Merger);

                  (b) Part 2.14(b) of the Disclosure Schedule identifies each Acquired Corporation Contract (A) relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public), or (B) pursuant to which any Acquired Corporation Source Code has been or may be deposited with or disclosed, released or delivered to any escrow holder, trustee or other Person;

                  (c) Part 2.14(c) of the Disclosure Schedule identifies each Acquired Corporation Contract that provides a Person with development rights, supply rights, distribution rights, offering rights, marketing rights, promotion rights, or licensing rights with respect to any Acquired Corporation Product, and any other Acquired Corporation Contract that was not entered into in the ordinary course of business or that is material to the Acquired Corporation's business, condition, assets, liabilities, operations, financial performance or prospects (A) with any customer or distributor of any of the Acquired Corporations, or (B) relating to the development, sale, supply, distribution, offering, marketing, promotion, licensing, installation, maintenance, support or servicing of any Acquired Corporation Product;

                  (d) Part 2.14(d) of the Disclosure Schedule identifies each Acquired Corporation Contract imposing any restriction on either of the Acquired Corporation's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for

                                      19.

any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                  (e) Part 2.14(e) of the Disclosure Schedule identifies each Acquired Corporation Contract relating to the acquisition, issuance or transfer of any securities;

                  (f) Part 2.14(f) of the Disclosure Schedule identifies each Acquired Corporation Contract relating to the creation of any Encumbrance with respect to any asset of either Acquired Corporation;

                  (g) Part 2.14(g) of the Disclosure Schedule identifies each Acquired Corporation Contract that restricts the ability of an Acquired Corporation to pay dividends, incur indebtedness, or requires maintenance of financial or debt covenant ratios;

                  (h) Part 2.14(h) of the Disclosure Schedule identifies each Acquired Corporation Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation (for Acquired Corporation Products or otherwise) other than Acquired Corporation Contracts, accurate and complete copies of which have been provided by the Company to Parent, containing guaranty, warranty and indemnity terms substantially consistent with (or containing guaranty, warranty and indemnity terms that are no less favorable to the Company as) the guaranty, warranty and indemnity terms set forth in the standard form of customer agreement attached hereto as Appendix 2.14;

                  (i) Part 2.14(i) of the Disclosure Schedule identifies each Acquired Corporation Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                  (j) Part 2.14(j) of the Disclosure Schedule identifies each Acquired Corporation Contract currently in effect that provides for installation services, programming services, repair services, maintenance services, support services, training services, upgrade services or other similar services (none of which provides for maintenance services, support services, upgrade services and other similar services for a period beyond one year from the date the Company entered into such Acquired Corporation Contract or for maintenance services, support services, upgrade services and other similar services on terms that are different than the terms set forth in the form of service agreement attached hereto as Appendix 2.14(j)) including each Acquired Corporation Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, IKON Business Solutions, or any other Person who has purchased an EDOX Color Server since May 30, 1998, or any Related Party (as defined in Section 2.22);

                  (k) Part 2.14(k) of the Disclosure Schedule identifies any Acquired Corporation Contract that has, will have or could reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

                  (l) Part 2.14(l) of the Disclosure Schedule identifies any other Acquired Corporation Contract that was entered into outside the ordinary course of business or was inconsistent with the past practices of the Acquired Corporations;

                                      20.

                  (m) Part 2.14(m) of the Disclosure Schedule identifies any other Acquired Corporation Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

                  (n) Part 2.14(n) of the Disclosure Schedule identifies any other Acquired Corporation Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts in the respective categories described in subsection 2.14(a) through 2.14(n) above are referred to in this Agreement as "Material Contracts.")

                  (o) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.14 of the Disclosure Schedule, including all amendments thereto. Part 2.14 of the Disclosure Schedule provides an accurate description of the terms of each Acquired Corporation Contract that is not in written form. Each Contract identified in Part 2.14 of the Disclosure Schedule is valid and in full force and effect, and, to the Knowledge of the Company, is enforceable by the respective Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (p)  Except  as set  forth  in  Part  2.14  of the  Disclosure
Schedule: (i) neither of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract; (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (D) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract; (iii) to the Knowledge of the Company, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract; and (iv) neither of the Acquired Corporations has waived any of its material rights under any Material Contract.

                  (q) No Person is renegotiating, or has a right pursuant to the terms of any Acquired Corporation Contract to renegotiate, any amount paid or payable to either of the Acquired Corporations under any Material Contract or any other material term or provision of any Material Contract.

                  (r) The Material Contracts identified in Part 2.14 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Acquired Corporations to conduct its business in the manner in which its business is currently being conducted.

                                      21.

                  (s) Part 2.14 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 1999 that is currently outstanding or under consideration that, if accepted, would create a Contract.

                  (t) Part 2.14 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Material Contracts.

                  (u) Except as set forth in Part 2.14(u) of the Disclosure Schedule, there is no Acquired Corporation Contract constituting or relating to a Government Contract or Government Bid. Except as set forth in Part 2.14(u) of the Disclosure Schedule:

                           (i)   nether   Acquired   Corporation   has  had  any
         determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

                           (ii) each Acquired Corporation has complied with all Legal Requirements with respect to all Government Contracts and Government Bids;

                           (iii) nether Acquired Corporation has, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended,
         (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

                           (iv) all facts set forth in or acknowledged by either Acquired Corporation in any certification, representation or disclosure statement submitted by the Company with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;

                           (v) neither of the Acquired Corporations nor any of their employees has been debarred or suspended from doing business with any Governmental Body, and, to Knowledge of the Company, no circumstances exist that would warrant the institution of debarment or suspension proceedings against either of the Acquired Corporations or any of their employees;

                           (vi) no negative determinations of responsibility have been issued against either of the Acquired Corporations in connection with any Government Contract or Government Bid;

                           (vii) no direct or indirect costs incurred by either of the Acquired Corporations have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

                                      22.

                           (viii) no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to either of the Acquired Corporations under any Government Contract;

                           (ix) there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to, will, lead to, or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving either of the Acquired Corporations or any of their employees, (B) the questioning or disallowance of any costs submitted for payment by either of the Acquired Corporations, (C) the recoupment of any payments previously made to either of the Acquired Corporations,
         (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of either of the Acquired Corporations, or (E) the assessment of any penalties or damages of any kind against either of the Acquired Corporations;

                           (x) there is not and has not been any (A) outstanding claim against either of the Acquired Corporations by, or dispute involving either of the Acquired Corporations with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, or (B) final decision of any Governmental Body against either of the Acquired Corporations;

                           (xi) neither of the Acquired Corporations is undergoing and neither of the Acquired Corporations has undergone any audit, and to the Company's Knowledge, there is no basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

                           (xii)  neither  of  the  Acquired   Corporations  has
         entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;


                           (xiii) no payment has been made by either of the Acquired Corporations or by any Person acting on behalf of either of the Acquired Corporations to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of the Company) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

                           (xiv) the cost accounting system of the Acquired Corporations is in compliance with all applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

                           (xv) each of the Acquired Corporations has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Proprietary Assets;

                                      23.

                           (xvi) in each case in which either of the Acquired Corporations has delivered or otherwise provided any technical data, computer software or Acquired Corporation Proprietary Asset to any Governmental Body in connection with any Government Contract, the Company has marked such technical data, computer software or Acquired Corporation Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Acquired Corporation Proprietary Asset;

                           (xvii) neither of the Acquired Corporation has made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

                           (xviii) the Acquired Corporations have reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for 1994, 1995, 1996, 1997 and 1998, and those years are closed;

                           (xix) the responsible government representatives have agreed with the Acquired Corporations on any "forward pricing rates" that the Acquired Corporations are charging on cost-type Government Contracts and including in Government Bids; and

                           (xx) neither of the Acquired Corporations is, and neither of the Acquired Corporations will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.15 Liabilities. The Acquired Corporations have no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for:
(a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable, accrued salaries, consulting fees and professional fees that have been incurred by the Acquired Corporations since May 30, 1999 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Acquired Corporation
Contracts identified in Part 2.14 of the Disclosure Schedule, and performance obligations under Contracts that are not required to be identified in Part 2.14 of the Disclosure Schedule but that accurate and complete copies of which have been delivered by the Company to Parent, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Acquired Corporation Contracts; and (d) the liabilities identified in Part
2.15 of the Disclosure Schedule.

         2.16 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material

                                      24.

Adverse Effect on the Acquired Corporations taken as a whole. Except as set forth in Part 2.16 of the Disclosure Schedule, since June 30, 1996, neither of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, which actual or possible violation would or could reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations.

         2.17 Governmental Authorizations. Part 2.17 of the Disclosure Schedule identifies each material Governmental Authorization (which includes each Governmental Authorization related to the exportation of any Acquired Corporation Product) held by the Acquired Corporations, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule and which are in the physical possession of the Acquired Corporations. Part 2.17 of the Disclosure Schedule identifies each material Governmental Authorization held by the Acquired Corporations that is not in the physical possession of the Acquired Corporations. The Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their businesses in the manner in which their business is currently being conducted. Each of the Acquired Corporations is, and at all times has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule. Since June 30, 1996, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, which actual or possible violation would or could reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations.

         2.18 Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of the Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns")
(i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has made available to Parent accurate and complete copies of all Acquired Corporation Returns filed since June 30, 1995.

                  (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with, and to the extent required by, generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes by the Company and the Subsidiary for the period from June 30, 1998

                                      25.

through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

                  (c) Except as set forth in Part 2.18 of the Disclosure Schedule, there have been no examinations or audits of any Acquired Corporation Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Acquired Corporation Returns. Except as set forth in Part 2.18 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by either of the Acquired Corporations or any other Person), and no such extension or waiver has been requested from either of the Acquired Corporations.

                  (d) Except as set forth in Part 2.18 of the Disclosure Schedule, no claim or Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to either of the Acquired Corporations in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by either of the Acquired Corporations with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of either of the Acquired Corporations except liens for current Taxes not yet due and payable. Neither of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Neither of the Acquired Corporations has been, and neither of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of either of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Except as set forth on Part 2.18(e) of the Disclosure Schedule, neither of the Acquired Corporations has ever made any payment that would not be deductible pursuant to Section 280G or Section 162 of the Code. Neither of the Acquired Corporations is, and neither of the Acquired Corporations has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract.

         2.19 Employee and Labor Matters; Benefit Plans.

                  (a) Part 2.19(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually a "Plan" and collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed

                                      26.

to by either of the Acquired Corporations for the benefit of any employee of either of the Acquired Corporations ("Employee").

                  (b) Except as set forth in Part 2.19(b) of the Disclosure Schedule, neither of the Acquired Corporations maintains, sponsors or contributes to, and, to the Knowledge of the Company, has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan"). No Pension Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                  (c) Except as set forth on Schedule 2.19(c) of the Disclosure Schedule, neither of the Acquired Corporations maintains, sponsors or contributes to and, to the Knowledge of the Company, has at any time in the past maintained, sponsored or contributed to, any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles Subtitles of ERISA) for the benefit of Employees or former Employees (a "Welfare Plan"). No Welfare Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                  (d) With  respect to each Plan,  the Company has  delivered to
Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan; (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                  (e) Neither of the Acquired Corporations is required to be, and, neither of the Acquired Corporations has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. Neither of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                                      27.

                  (f) Neither of the Acquired Corporations has any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

                  (g) Except as set forth in Part 2.19(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

                  (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                  (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code and in accordance with the written terms of the Plan documents.

                  (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

                  (k) Except as set forth in Part 2.19(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of either of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (l) Part 2.19(l) of the Disclosure Schedule contains a list of all salaried Employees as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Employees are "at will" employees. No consultant, contractor, or other Person who provides services for either of the Acquired Corporations (including William Glass and Ben Bakken) is an employee of either Acquired Corporation, and neither Acquired Corporation has any liability relating to the failure to withhold income Taxes for any such consultant or contractor.

                  (m) Part 2.19(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

                                      28.

                  (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (o)  The   Company   believes   that  each  of  the   Acquired
Corporations has good labor relations.

         2.20 Environmental Matters. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that either of the Acquired Corporations is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Acquired Corporations with any Environmental Law in the future. To the actual cognizant knowledge of any of the directors or executive officers of the Company, no current or prior owner of any property leased or controlled by either of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any
Environmental Law. All Governmental Authorizations currently held by the Acquired Corporations pursuant to Environmental Laws are identified in Part 2.20 of the Disclosure Schedule. (For purposes of this Section 2.20: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         2.21 Insurance. Part 2.21 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of either of the Acquired Corporations and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.21 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.21 of the Disclosure Schedule is in full force and effect. To the Company's Knowledge, neither of the Acquired Corporations has ever received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

                                      29.

         2.22 Related Party Transactions. Except as set forth in Part 2.22 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since June 30, 1996 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of either of the Acquired Corporations; (b) no Related Party is, or has at any time since June 30, 1996 been, indebted to either of the Acquired Corporations; (c) since June 30, 1996, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving either of the Acquired Corporations; (d) no Related Party is competing, or has at any time since June 30, 1996 competed, directly or indirectly, with either of the Acquired Corporations; and (e) no Related Party has any claim or right against either of the Acquired Corporations (other than rights under Company Options and rights to receive compensation for services performed as an employee of either of the Acquired Corporations). (For purposes of this Section 2.22 each of the following shall be deemed to be a "Related
Party": (i) each of the Persons listed in Part 2.22 of the Disclosure Schedule (the "Schedule 2.22 Persons"); (ii) each individual who is, or who has at any time since June 30, 1996 been, an officer or director of either of the Acquired Corporations; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than either of the Acquired Corporations) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.). The Company believes, after consultation with its legal counsel and independent accountants, that the Persons listed on Exhibit C-2 are the only Persons that could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act.

         2.23 Legal Proceedings; Orders.

                  (a) Except as set forth in Part 2.23 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves either of the Acquired Corporations or any of the assets owned or used by either of the Acquired Corporations or any Person whose liability either of the Acquired Corporations has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, except as set forth in Part 2.23 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) Except as set forth in Part 2.23 of the Disclosure Schedule, since June 30, 1996, no Legal Proceeding has been commenced by or has been pending against either of the Acquired Corporations.

                  (c) There is no order, writ, injunction, judgment or decree to which either of the Acquired Corporations, or any of the assets owned or used by either of the Acquired Corporations, is subject. To the Knowledge of the Company, no Related Party is subject to any order, writ, injunction, judgment or decree that relates to the business of either of the Acquired Corporations or to any of the assets owned or used by either of the Acquired Corporations. To

                                      30.

the Knowledge of the Company, no officer or other employee of either of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of either of the Acquired Corporations.

         2.24 Poolability. To the Knowledge of the Company, neither the Company nor any of the Schedule 2.22 Persons have taken any action that the Company believes, or that the Company's independent accountants have informed the Company might, prevent Parent from accounting for the Merger as a "pooling of interests."

         2.25 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The affirmative vote of the holders of a majority of the outstanding shares of Company Class A Common Stock and the holders of a majority of the outstanding shares of Company Class B Common Stock (the "Required Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement. The holders of Company Class B Common Stock have validly and irrevocably waived compliance by the Company with any covenant or obligation contained in any Contract between the Company and the holders of Company Class B Common Stock (in accordance with the terms of such Contract) that (i) impairs the ability of the Company to enter into this Agreement or consummate the Merger or that would impose, absent such waiver, any liability on the Company as a result of its entering into this Agreement or consummating the Merger, or (ii) requires any notice to any Person (including the holders of Company Class B Common Stock) prior to entering into this Agreement or consummating the Merger, and the Company has notified the holders of Company Class B Common Stock with respect to any such waiver as required in any such Contract. The holders of Company Class B Common Stock have validly provided all consents required under any Contract between the Company and the holders of Company Class B Common Stock in order to enter into this Agreement and to consummate the Merger.

         2.26 Non-Contravention; Consents. Except as set forth in Part 2.26 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation or bylaws of either of the Acquired Corporations, or (ii) any resolution adopted by the shareholders of either of the Acquired Corporations, the board of directors of either of the Acquired Corporations or any committee of the board of directors of either of the Acquired Corporations;

                                      31.

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which either of the Acquired Corporations, or any of the assets owned or used by either of the Acquired Corporations, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by either of the Acquired Corporations or that otherwise relates to the business of either of the Acquired Corporations or to any of the assets owned or used by either of the Acquired Corporations;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that constitutes a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iii) cancel, terminate or modify any such Acquired Corporation Contract; or

                  (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by either of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of either of the Acquired Corporations).

Except as set forth in Part 2.26 of the Disclosure Schedule, neither of the Acquired Corporations is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement. Norwest Equity Partners V ("Norwest") and Jim Teter have each validly and irrevocably (i) waived compliance by the Company with Section 9.1 of the Stock Purchase Agreement between Norwest and the Company dated as of September 21, 1981 (the "Stock Purchase Agreement"), and no other waiver or consent is required in order to waive compliance by the Company with such provision, and (ii) waived compliance by the Company with, and have given their consent with respect to, any other covenant or provision in the Stock Purchase Agreement (including any notice requirement) and in any other Contract to which the such shareholders and the Company are a party, as may be required for the Company to enter into this Agreement and to consummate the transactions contemplated hereby, and no other waiver or consent is required in connection therewith.

         2.27 Brokers. Neither Acquired Corporation has agreed or become obligated to pay, nor has either Acquired Corporation taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with the Merger.

                                      32.

         2.28 Full Disclosure.

                  (a) This Agreement (including the Disclosure Schedule) does not, and the Company Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

                  (b) The information supplied by the Company for inclusion in the Information Statement (as defined in Section 5.2) will not, as of the date of the Information Statement or as of the date of the Company Shareholders' Meeting (as defined in Section 5.3), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         3.1 Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

                  (a) Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

                  (b) Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Non-Contravention. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time): contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of either Parent or Merger Sub, (ii) any resolution adopted by the shareholders of either Parent or Merger Sub, the board of directors either Parent or Merger Sub or any committee of the board of directors either Parent or Merger Sub or (iii) except as would not materially delay or prevent

                                      33.

Parent from consummating the Merger, any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject, or any Contract to which Parent is a party.

                  (d) Consents. Except as contemplated by Section 5.2 and 5.4, and except as would not materially delay or prevent Parent from consummating the Merger, Parent will not be required to obtain any Consent from any Person in connection with the Merger.

         3.2 If Parent does not make the Cash Election, then, in addition to the representations and warranties set forth under Section 3.1 above, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

                  (a) SEC Filings. Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1999 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Financial Statements. The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

                  (c) Valid Issuance. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, (i) be validly issued, fully paid and nonassessable, (ii) be validly issued in accordance with Section 3(a)(10) of the Securities Act, and (iii) be listed on the Nasdaq National Market.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY

         4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) upon reasonable notice, provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the

                                      34.

Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

         4.2 Operation of the Company's Business. During the Pre-Closing Period:

                  (a) each of the Acquired Corporations shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                  (b) each of the Acquired Corporations shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, distributors, landlords, creditors, employees and other Persons having business relationships with either of the Acquired Corporations;

                  (c) each of the Acquired Corporations shall keep in full force all insurance policies identified in Part 2.21 of the Disclosure Schedule;

                  (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the business of the Acquired Corporations;

                  (e) neither of the Acquired Corporations shall declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                  (f) neither of the Acquired Corporations shall sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to issue Company Class A Common Stock to employees upon the exercise of outstanding Company Options, and (y) to issue shares of Company Class A Common Stock upon the conversion of shares of Company Class B Common Stock);

                  (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 1985 Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

                  (h) neither of the Acquiring Corporations shall amend or permit the adoption of any amendment to the articles of incorporation or bylaws of either of the Acquiring Corporations, or effect or permit either of the Acquiring Corporations to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Class A Common Stock upon the conversion of shares of Company Class B Common Stock);

                                      35.

                  (i) neither of the Acquiring Corporations shall form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (j) neither of the Acquiring Corporations shall make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Acquiring Corporations (collectively) during the Pre-Closing Period, do not exceed $10,000 per month;

                  (k) neither of the Acquiring Corporations shall (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

                  (l) neither of the Acquiring Corporations shall (i) acquire, lease or license any material right or material asset from any other Person,
(ii) sell or otherwise dispose of, or lease or license, any material right or material asset to any other Person (other than the sale of Acquired Corporation Products in the ordinary course of business), or (iii) waive or relinquish any material right, except for assets acquired, leased, licensed or disposed of by the Acquiring Corporations pursuant to Contracts that are not Material Contracts;

                  (m) neither of the Acquiring Corporations shall (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices), or (ii) incur or guarantee any indebtedness for borrowed money;

                  (n) neither of the Acquiring Corporations shall (i) establish, adopt or amend any Plan (except that the Company may adopt an employee retention program in accordance with Section 5.12), (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or Employees (except as required by any Plan or by any Contract listed on Schedule 4.2), or (iii) hire any new employee;

                  (o) neither of the Acquiring Corporations shall change any of its methods of accounting or accounting practices in any material respect;

                  (p) neither of the Acquiring Corporations shall make any Tax election;

                  (q) neither of the Acquiring Corporations shall commence or settle any material Legal Proceeding; and

                  (r) neither of the Acquiring Corporations shall agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

                                      36.

         4.3 Notification; Updates to Disclosure Schedule.

                  (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 6 has been satisfied, but all such updates shall be deemed to supplement and amend the Disclosure Schedule for the purpose of the indemnification provisions set forth in Section 9.

         4.4 No Negotiation. During the Pre-Closing Period, the Company shall not, and shall not permit its representatives to, directly or indirectly: (i) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction; (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or (iii) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction. The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

         5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the

                                      37.

other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period, and Parent shall (upon request) promptly deliver to the Company a copy of each such filing made, each such notice given and each such Consent obtained by Parent during the Pre-Closing Period.

         5.2 California Permit; Fairness Hearing. Promptly after the execution of this Agreement, the Company and Parent shall prepare and cause to be filed with the California Commissioner of Corporations (the "California Commissioner") a permit application under Section 25121 of the California Corporations Code, and a related information statement or other disclosure document (the "Information Statement"), and shall request a hearing on the fairness of the terms and conditions of the Merger pursuant to Section 25142 of the California Corporations Code (the "Fairness Hearing"). The parties to this Agreement shall use all commercially reasonable efforts to cause the California Commissioner to approve the fairness of the terms and conditions of the Merger at such a hearing; provided, however, that neither party shall not be required to modify any of the terms of the Merger in order to cause the California Commissioner to approve the fairness of such terms and conditions. The Company shall provide and include in the Information Statement such information relating to the Company as may be required pursuant to the rules of the California Commissioner. The Information Statement shall include the unanimous recommendation of the board of directors of the Company in favor of the Merger. Parent shall pay all filing fees in connection with the Fairness Hearing.

         5.3 Company Shareholders' Meeting. The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the MBCA, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting"). As soon as permissible under the rules of the California Commissioner, the Company shall cause a copy of the Information Statement to be delivered to each shareholder of the Company who is entitled to vote at the Company Shareholders' Meeting.

         5.4 Regulatory Approvals. Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental

                                      38.

Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

         5.5 Public Announcements. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use all reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

         5.6 Pooling of Interests. During the Pre-Closing Period, other than the Cash Election, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests."

         5.7 Affiliate Agreements. The Company shall use all commercially reasonable efforts to cause each other Person identified on Exhibit C-2 (and any other Person that could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit C-1.

         5.8 Best Efforts. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

         5.9 Tax Matters. If Parent does not make the Cash Election, then, prior to the Closing, Parent and the Company shall execute and deliver, to Cooley Godward LLP and to Lindquist & Vennum PLLP., tax representation letters in substantially the form of Exhibit D (which will be used in connection with the legal opinions contemplated by Sections 6.7(b) and 7.3).

         5.10 Noncompetition Agreements. At or prior to the Closing, each of Persons identified on Exhibit E shall execute and deliver to the Company and Parent a Noncompetition Agreement in the form of Exhibit F. The Company shall use all commercially reasonable efforts to cause each of the other individuals identified on Exhibit E to execute and deliver to the Company and Parent, at the Closing a Noncompetition Agreement in the form of Exhibit F.

                                      39.

         5.11 Termination of Agreements. At or prior to the Closing, the Company and Norwest shall enter into an agreement, reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating all of the rights of the holders of the Company Class B Common Stock under (i) the Stock Purchase Agreement and (ii) any other Contract between the Company and the holders of Company Class B Common Stock in their capacity as shareholders.

         5.12 Employee Retention Program. At or prior to the Closing, if requested by Parent, the Company shall adopt an employee retention program, reasonably satisfactory in form and content to the Company and Parent, covering such employees as the Company and Parent may determine.

         5.13 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

         5.14 Release. At the Closing, each of the Persons identified on Exhibit H shall execute and deliver to the Company a Release in the form of Exhibit G.

         5.15 Termination of Employee Plans. If requested by Parent within a reasonable period prior to Closing and if permitted under applicable Legal Requirements, at the Closing, the Company shall terminate each Plan that Parent has requested that the Company terminate (the "Terminating Plans"), and shall ensure that no employee or former employee of the Company has any additional benefits under any of the Terminating Plans beyond the date of such termination and that any liabilities of the Company under the Terminating Plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company.

         5.16 Customer Relationship. The Company shall use all reasonable efforts to maintain its current business relationship with IKON Business Solutions and to ensure that IKON does not materially decrease the level of business that it has historically conducted with the Acquired Corporations.

         5.17 Noncompetition Agreements. The Company shall use its best efforts to cause each of the individuals identified on Exhibit E to execute and deliver to the Company and Parent a Noncompetition Agreement in the form of Exhibit F.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

                  The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement and in each of the other
agreements  and   instruments

                                      40.

delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications).

         6.2 Performance of Covenants. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         6.3 Shareholder Approval. The principal terms of the Merger shall have been duly approved by the affirmative vote of at least (a) 95% of the shares of Company Class A Common Stock entitled to vote with respect thereto, and (b) 95% of the shares of Company Class B Common Stock entitled to vote with respect thereto.

         6.4 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.26 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         6.5 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         6.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) A Noncompetition Agreement in the form of Exhibit F, executed by Jim Teter;

                  (b) a Release in the form of Exhibit G, executed by each Person listed on Exhibit H;

                  (c) the agreements referred to in Section 5.11, executed by Norwest and any other holders of Company Class B Common Stock required to effectuate such provision;

                  (d) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees of the Company and by all consultants and independent contractors to the Company who have not already signed such agreements;

                  (e) the statement referred to in Section 5.12(a), executed by the Company;

                  (f) a legal opinion of Lindquist & Vennum, PLLP dated as of the Closing Date, in the form of Exhibit I.

                                      41.

                  (g) a certificate executed by the Chief Executive Officer of the Company, and containing the representation and warranty of the Company that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.4 have been duly satisfied (the "Company Closing Certificate"); and

                  (h) written resignations of all directors of the Company, effective as of the Effective Time.

         6.7 Additional Agreements and Documents. If Parent has not made the Cash Election, in addition to the agreements and documents referred to in
Section 6.6 above, Parent and the Company shall have received the following additional agreements and documents, each of which shall be in full force and effect:

                  (a) Affiliate Agreements in the form of Exhibit C-1, executed by the Persons identified on Exhibit C-2 and by any other Person who could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act;

                  (b) a legal opinion of Cooley Godward LLP (or, if Cooley Godward LLP for any reason does not render such legal opinion, a legal opinion of Lindquist & Vennum PLLP dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.9);

                  (c) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date, confirming that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

                  (d) a letter from Arthur Andersen LLP, dated as of the Closing Date, confirming that no transaction entered into by the Acquired Corporations, and no other fact or circumstance relating to the Acquired Corporations, will prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

         6.8 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.13(b).

         6.9 Permit; Compliance With ss.3(a)(10) of the Securities Act. If Parent has not made the Cash Election, the California Commissioner shall have issued a permit under Section 25121 of the California Corporations Code (following a hearing upon the fairness of the terms and conditions of the Merger, conducted pursuant to Section 25142 of the California Corporations Code) for the issuance of the Parent Common Stock to be issued in the Merger, and all applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied.

                                      42.

         6.10 Listing. If Parent has not made the Cash Election, the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         6.11 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.12 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

         6.13 Employees. No more than three of the individuals identified on Exhibit J, and neither Jim Teter nor Loren Schoenszeit shall have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

         6.14 Termination of Employee Plans. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of any Terminating Plans.

         6.15 Waiver of Terminated Dividend. The Company shall have received a waiver from each holder of Company Common Stock irrevocably and validly waiving and rescinding the Terminated Dividend in full compliance with (i) the Company's the articles of incorporation and bylaws, (ii) the applicable provisions of the MBCA and all other applicable Legal Requirements, and (iii) all requirements set forth in any other applicable Contracts, and no holder of Company Common Stock shall claim to have any rights with respect to the Terminated Dividend.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

                  The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 Accuracy of Representations. (a) If Parent has not made the Cash Election, each of the representations and warranties made by Parent and Merger Sub in this Agreement and in each of the other agreements and instruments delivered to the Company by Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications), and (b) if Parent has not made the Cash Election, the representations and warranties in Section 3.1 shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other

                                      43.

materiality qualifications, or any similar qualifications), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications).

         7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         7.3 Tax Opinion. If Parent has not made the Cash Election, the Company shall have received a legal opinion of Lindqust & Vennum, PLLP (or, if Lindqust & Vennum, PLLP for any reason does not render such legal opinion, a legal opinion of Cooley Godward LLP), dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.8(a)).

         7.4 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         7.5 Listing. If Parent has not made the Cash Election, the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         7.6 Permit; Compliance With ss.3(a)(10) of the Securities Act. If Parent has not made the Cash Election, the California Commissioner shall have issued a permit under Section 25121 of the California Corporations Code (following a hearing upon the fairness of the terms and conditions of the Merger, conducted pursuant to Section 25142 of the California Corporations Code) for the issuance of the Parent Common Stock to be issued in the Merger, and all applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied.

         7.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 8. TERMINATION

         8.1 Termination  Events.  This Agreement may be terminated prior to the
Closing:

                  (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

                  (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result

                                      44.

of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (c) by Parent if (i) the Company Shareholders' Meeting shall have been held and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the Required Vote;

                  (d) by the Company if (i) the Company Shareholders' Meeting shall have been held and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the Required Vote;

                  (e) by Parent if the Closing has not taken place on or before October 1, 1999 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

                  (f) by the Company if the Closing has not taken place on or before October 1, 1999 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

                  (g) by the mutual consent of Parent and the Company.

         8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

         8.3 Effect of Termination.  If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10.

SECTION 9. INDEMNIFICATION, ETC.

         9.1 Survival of Representations, Etc.

                  (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Company Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date. The expiration of the period within which claims may be made shall not affect any rights of Parent, Merger Sub and the Company with respect to claims made or

                                      45.

for which written notification has been given prior to such expiration, which claim made or for which written notice has been given shall survive beyond the applicable expiration period until such time as such claim is fully and finally resolved in accordance with this Section 9. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

                  (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

                  (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

         9.2 Indemnification.

                  (a) From and after the Effective Time (but subject to Section 9.1(a)), each of the Indemnitees shall be held harmless and indemnified from and against, and shall be compensated and reimbursed for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Company Closing Certificate (without giving effect to any "Material Adverse
Effect" or other materiality qualification or any similar qualification, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section
9).

                  (b) If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach. Parent acknowledges that, (i) to the extent that the Surviving Corporation has been indemnified under this Section 9 for Damages resulting from an inaccuracy in or breach of any representation, warranty, covenant or obligation, Parent shall not be entitled to be indemnified under this Section 9 for such Damages (but may be indemnified for other Damages associated with such inaccuracy or breach), and (ii) to the extent that Parent has been indemnified under this Section 9 for Damages resulting from an inaccuracy in or breach of any representation, warranty, covenant or obligation, the Surviving Corporation shall not be entitled to be indemnified under this
Section 9 for such Damages (but may be indemnified for other Damages associated with such inaccuracy or breach).

                                      46.

         9.3 Deductible; Ceiling.

                  (a) There  shall be no  indemnification  payment  pursuant  to
Section 9.2(a) for any inaccuracy in or breach of any representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $250,000 in the aggregate. (If the total amount of such Damages exceeds $250,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $250,000.)

                  (b) The Holdback Fund (as defined in Section 9.8) shall serve as security for the obligations owed the Indemnitees under this Section 9 shall be the sole recourse and exclusive remedy of the Indemnitees under this Section
9. Any liability (for indemnification or otherwise) to any Indemnitee under this
Section 9 may be satisfied (i) if Parent has not made the Cash Election, by the delivery to such Indemnitee, from the Holdback Fund, shares of Parent Common Stock and, to the extent that any Former Company Shareholder shall have instructed the Holdback Agent to convert his, her or its shares into cash, cash, whereby the Fair Market Value (as defined in Section 9.8(p)) of such shares plus the amount of any such cash equals the aggregate dollar amount of such liability, or (ii) if Parent has made the Cash Election, by the delivery to such Indemnitee, from the cash held in the Holdback Fund, cash in the aggregate dollar amount of such liability.

         9.4 No Contribution. No Person, including any Former Company Shareholder, shall have any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Company Closing Certificate.

         9.5 Intentionally Omitted.

         9.6 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any Indemnitee may be held harmless, indemnified, compensated or reimbursed pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal
Proceeding: (i) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid out of the Holdback Fund; and (ii) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding only with the consent of the Shareholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Shareholders' Agent shall not limit any of the rights of any

                                      47.

Indemnitee under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

         9.7 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

         9.8 Holdback Fund; Satisfaction of Indemnification Claim.

                  (a) On the Closing Date, (i) if Parent has not made the Cash Election, Parent shall issue a certificate for ten percent (10%) of the shares of Parent Common Stock issued pursuant to Section 1.5 hereof (the "Holdback Shares") in the name of Electronics For Imaging, Inc. as agent (the "Holdback Agent"), evidencing the shares of Parent Common Stock to be held in escrow, or
(ii) if Parent has made the Cash Election, Parent shall hold ten percent (10%) of the cash (the "Holdback Cash") receivable by the Former Company Shareholders pursuant to Section 1.5 in escrow (the fund for the Holdback Shares or the
Holdback Cash, as applicable, is referred to as the "Holdback Fund") in accordance with this Agreement. In no event will any fractional shares be placed in the Holdback Fund. To the extent that, after aggregating all of the shares of Parent Common Stock to be place in the Holdback Fund, a fractional share would exists, the number of shares of Parent Common Stock to be placed in the Holdback Fund shall be rounded down to the nearest whole share of Parent Common Stock. At the election of Electronics For Imaging, Inc., Electronics For Imaging, Inc., may, at its sole expense, choose a third party escrow agent to serve as the Holdback Agent pursuant to an escrow agreement that would contain terms substantially consistent with the terms of this Section 9.8 and any other standard terms required by such third party escrow agent (and that are reasonably satisfactory to Parent and the Designated Shareholders Agent). The Holdback Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Holdback Agent agrees to accept delivery of the Holdback Fund and to hold the Holdback Shares or the Holdback Cash, as applicable, in Holdback Fund subject to the terms and conditions of this Agreement. Any cash held in the Holdback Fund (including any cash from the sale of shares of Parent Common Stock in accordance with Section 9.8(c)), shall be deposited in a federally insured, interest bearing, money market account. If the Holdback Fund consists of Holdback Shares, each Former Company Shareholder's Holdback Shares, each Former Company Shareholder's Holdback Cash, and any distributions, dividends and interest with respect to each Former Company Shareholder's Holdback Shares and Holdback Cash, shall be segregated into a separate account for such Former Company Shareholder (each a "Holdback Account"). It is agreed for federal income tax purposes that interest accrued on any Holdback Cash in a Former Company Shareholder's Holdback Account shall be included on the tax return of such Former Company Shareholder as it is earned.

                  (b) The Holdback Fund shall be used to compensate and reimburse each of the Indemnitees for indemnifiable claims as set forth herein. The Holdback Fund shall be security for such indemnity obligation, subject to the limitations, and in the manner provided, in this Agreement.

                                      48.

                  (c) Each Former Company Shareholder may, by written notification to Parent, demand that Parent sell all or a portion of his, her or its shares of Parent Common Stock held in such Former Company Shareholders Holdback Account (a "Conversion Demand"). Any such Former Company Shareholder making a Conversion Demand must provide Parent, Parent's transfer agent, and any broker or other Person involved in selling such shares of Parent Common Stock, such materials, certificates, instruments and information as may be required to sell such shares. In addition, any such Former Company Shareholder shall be required to pay all commissions and other amounts that may be payable in connection with such sale (including any brokers fees). Upon receipt of a Conversion Demand and after all other materials and payments necessary to sell a Former Company Shareholder's shares of Parent Common Stock have been received by Parent, Parent's transfer agent, and any broker or other Person involved in selling such shares of Parent Common Stock, Parent shall sell the shares of Parent Common Stock on behalf of the Former Company Shareholder as promptly as practicable. In no event shall Parent be liable to any Former Company Shareholder for failure to promptly sell such shares except in the case of gross negligence or reckless or intentional misconduct. The cash received upon the sale of a Former Company Shareholder's shares in accordance with this Section 9.8(c) shall become Holdback Cash to be held in such Former Company Shareholder's Holdback Account and shall become part of the Holdback Fund.

                  (d) If and to the extent that the Holdback Fund consists of Holdback Shares, the Former Company Shareholders shall be entitled to vote the Holdback Shares held in their Holdback Account. Parent shall give each Former Company Shareholder at least as much notice as it gives its stockholders generally. Parent shall, in accordance with written instructions timely received from the Former Company Shareholders, vote the Holdback Shares in accordance with such written instructions.

                  (e) Any distributions of cash, securities or other property in respect of or in exchange for any Holdback Shares in a Former Company Shareholders Holdback Account, other than distributions of capital stock of Parent (by way of stock dividend, stock split or otherwise) not constituting a dividend for purposes of Section 301 of the Code, shall be payable and distributed directly to such Former Company Shareholders Holdback Account and shall become a part of the Holdback Fund and become included in the definition of "Holdback Shares". At the time any Holdback Shares in the Holdback Fund are required to be released from the Holdback Fund to any Person pursuant to this Agreement, any distributions of capital stock of Parent previously made in respect of such released Holdback Shares and held in the Holdback Fund shall be released from the Holdback Fund to such Person. Each certificate representing shares deposited in the Holdback Fund shall be accompanied by executed stock powers, executed in blank as to the assignee and certificate number, in form sufficient for the transfer thereof. It is understood that shares of Parent Common Stock which may be distributed on or with respect to the shares in the Holdback Fund during the term of this Agreement by reason of stock dividends, stock splits or otherwise shall be deposited directly by Parent with the Holdback Agent (with the applicable executed stock powers) pursuant to the terms and conditions hereof (such additional shares shall be deemed to become a part of the Holdback Fund when deposited with the Holdback Agent).

                                      49.

                  (f) The interests of the Former Company Shareholders in the Holdback Fund and in the Holdback Shares and Holdback Cash in the Holdback Fund shall not be assignable or transferable, other than by operation of law.

                  (g) No fractional shares of any Parent Common Stock shall be retained in or released from the Holdback Fund pursuant to this Agreement. In connection with any release of Parent Common Stock from the Holdback Fund, the Holdback Agent shall be permitted to "round down" or to follow such other
rounding   procedures  as  the  Holdback  Agent  reasonably   determines  to  be
appropriate in order to avoid (i) retaining any fractional shares in the Holdback Fund or (ii) releasing any fractional shares from the Holdback Fund.

                  (h) If Parent determines in good faith that it is entitled, under the terms of this Agreement, to make a claim against the Holdback Fund for indemnification, then Parent may deliver to the Shareholders' Agent a written notice of such inaccuracy or breach (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting Parent's reasonable belief that such inaccuracy or breach exists or has occurred, and (ii) to the extent possible, a non-binding, preliminary estimate of the aggregate dollar amount of all indemnifiable claims that have arisen and may arise as a result of such inaccuracy or breach (such aggregate amount being referred to as the "Claim Amount"). Such Claim Notice must be delivered on or before the first anniversary of the Closing Date.

                  (i) Within thirty (30) days after the delivery of a Claim Notice to the Shareholders' Agent, the Shareholders' Agent shall deliver to the Holdback Agent, a written notice (the "Response Notice") containing: (i) instructions to the effect that Holdback Shares having a Fair Market Value (as defined in Section 9.8(p)) and/or Holdback Cash, as applicable, equal to the entire Claim Amount set forth in such Claim Notice is to be released from the Holdback Fund to Parent; or (ii) instructions to the effect that Holdback Shares having a Fair Market Value and/or Holdback Cash, as applicable, equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Holdback Fund to Parent, together with a statement that the remaining portion of such Claim Amount is being disputed; or (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by Parent from the Shareholders' Agent within thirty (30) days after the delivery of a Claim Notice to the Shareholders' Agent, then the Shareholders' Agent shall be deemed to have given instructions that Holdback Shares and/or Holdback Cash, as applicable, having a value equal to the entire Claim Amount set forth in such Claim Notice are to be released to Parent from the Holdback Fund.

                  (j) If the Shareholders' Agent gives (or is deemed to have given) instructions that Holdback Shares and/or Holdback Cash, as applicable, equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Holdback Fund to Parent, then the Holdback Agent shall promptly following the required delivery date for the Response Notice transfer, deliver and assign to Parent such number of Holdback Shares and/or Holdback Cash, as applicable, equal to the Claim Amount (or such lesser amount as is then held in Holdback Fund).

                  (k) If a Response Notice delivered by the Shareholders' Agent in response to a Claim Notice contains instructions to the effect that Holdback Shares and/or Holdback Cash, as

                                      50.

applicable, equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Holdback Fund to Parent, then (i) the Holdback Agent shall promptly following the required delivery date for the Response Notice transfer, deliver and assign to Parent such number of Holdback Shares and/or Holdback Cash, as applicable, equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in subsection 9.8(l) of this Agreement shall be followed with respect to the remaining portion of such Claim Amount.

                  (l) If a Response Notice delivered by the Shareholders' Agent in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 9 of this Agreement, the Holdback Agent shall continue to hold in the Holdback Fund (in addition to any other Holdback Shares and/or Holdback Cash, as applicable, permitted to be retained in Holdback Fund, whether in connection with any other dispute or otherwise) Holdback Shares and/or Holdback Cash, as applicable, equal to 100% of the Disputed Amount. Such amount shall continue to be held in the Holdback Fund until (i) delivery of a notice executed by Parent and the Shareholders' Agent setting forth instructions to the Holdback Agent regarding the release of such Holdback Shares and/or Holdback Cash, as applicable, or (ii) delivery of a copy of the award of the arbitrators or arbitrator referred to in Section 10.5 setting forth instructions to the Holdback Agent as to the release of such shares or cash. The Holdback Agent shall thereupon release shares of Parent
Common Stock and/or Holdback Cash, as applicable, from the Holdback Fund in accordance with the instructions set forth in such notice or such arbitrators' award.

                  (m) In the event that any Response Notice indicates that there is a Disputed Amount, the Shareholders' Agent and Parent shall for a period of 60 days attempt in good faith to resolve the rights of the respective parties with respect to such claims. If the Shareholders' Agent and Parent should so agree, a notice setting forth such agreement shall be signed by both parties and delivered to the Holdback Agent who shall thereupon transfer, deliver and assign to Parent such amount as is equal to the agreed upon amount (or such lesser amount as is then held in Holdback Fund).

                  (n) On January 20, 2000, the Holdback Agent shall release to the Former Company Shareholders from their respective Holdback Accounts, 40% of the shares and/or cash then held in their Holdback Account, less any amounts for which indemnification has been made under this Section 9, or for which a Claim Notice has been made which has not been fully resolved. Subject to the prior sentence, to the extent that a Former Company Shareholder's Holdback Fund consists of both cash and shares, Parent shall first release cash to such Former Company Shareholder (in an amount equal to up to 40% of the aggregate cash and Fair Market Value of Parent Common Stock held in such Former Company
Shareholder's Holdback Account) and shall not release to such Former Company Shareholder any shares of Parent Common Stock unless and until all of the cash held in such Former Company Shareholder's Holdback Account has been released (at which point Parent shall release shares of Parent Common Stock the Fair Market Value of which, when added to the cash released to such Former Company Shareholder, equals 40% of the aggregate cash and Fair Market Value of Parent Common Stock held in such Former Company Shareholder's Holdback Account. After the first

                                      51.

anniversary of the Closing Date, the Holdback Agent shall release to the Former Company Shareholders from their Holdback Accounts, all shares and cash then held in their Holdback Accounts, except for any amounts that are to be retained in the Holdback Fund in accordance with subsection 9.8(l) above.

                  (o) If the Holdback Agent becomes obligated to transfer to Parent any Holdback Shares and/or Holdback Cash, as applicable, in accordance with the terms of this Agreement, the Holdback Agent shall deliver certificates representing such shares together with a completed stock power, or cash to Parent. If the Holdback Agent becomes obligated to transfer to Former Company Shareholders any Holdback Shares and/or Holdback Cash, as applicable, held in the Holdback Fund in accordance with the terms of this Agreement, the Holdback Agent shall deliver to each Former Company Shareholder one or more certificates and/or cash, then held in such Former Company Shareholder's Holdback Account, and to deliver such certificates and/or cash or to cause its transfer agent to deliver such certificate and/or cash to each respective Former Company Shareholder at the address set forth on the transfer agent's books and records or, at the request of the Company Shareholder, and upon submission of evidence satisfactory to Parent of such designation, to deliver such certificate and/or cash to the Former Company Shareholder's designee.

                  (p) For purposes of this Agreement, the "Fair Market Value" of each of the Holdback Shares in the Holdback Fund shall be deemed to be the closing sale price of a share of Parent Common Stock on the Closing Date, as reported on the Nasdaq National Market. When and if Holdback Shares are to be transferred, delivered and assigned to Parent in accordance with this Section 9, the number of shares shall be equal to the quotient obtained by dividing (x) the amount by which the aggregate dollar amount of the liability to the Indemnitee under this Section 9 exceeds any Holdback Cash to be paid to the Indemnitee to satisfy such liability, by (y) the Fair Market Value. Whenever Holdback Shares and/or Holdback Cash are to be transferred, delivered and assigned to Parent, such amounts shall be transferred, delivered and assigned pro rata from each Former Company Shareholders Holdback Account.

                  (q) The sole duty of the Holdback Agent, other than as herein specified, shall be to receive and hold the Holdback Shares, subject to disbursement in accordance with this Agreement, and the Holdback Agent shall be under no duty to determine whether Parent, or the Selling Stockholders are complying with the requirements of this Indemnity Agreement or any other agreement. The Holdback Agent shall not be liable for losses due to acts of God, war, loss of electrical power or the failure of communication devices.

                  (r) The Holdback Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Holdback Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Holdback Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Holdback Agent based on such advice the Holdback Agent shall not be liable to anyone. The Holdback Agent shall not be required to take any action

                                      52.

hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

SECTION 10. MISCELLANEOUS PROVISIONS

         10.1 Shareholders' Agent. Terrence W. Glarner (the "Shareholders' Agent"), hereby accepts his appointment as the Shareholders' Agent. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Former Company Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Former Company Shareholder by the Shareholders' Agent, as fully binding upon such Former Company Shareholder. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Former Company Shareholders, then Norwest or its general partner shall appoint a new "Shareholders' Agent" for purposes of Section 9 and this Section 10.1; if no person is serving as the Shareholders' Agent, then the Former Company Shareholders shall elect, by majority vote, based upon their ownership of Company Common Stock as of the date hereof, the Shareholders' Agent.

         10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled); provided, that, in the case that Parent or any other Indemnitee is entitled to recover reasonable attorneys' fees, costs and disbursements, all such fees, costs and disbursements shall be paid out of the Holdback Fund.

         10.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Parent:

                  Electronics For Imaging, Inc.
                  303 Velocity Way
                  Foster City, CA 94404
                  Facsimile:  (650) 357-3178
                  Attention General Counsel

                                      53.

                  With a copy to:
                  Eric Salzman and Marc Kirshbaum
                  Electronics For Imaging, Inc.
                  303 Velocity Way
                  Foster City, CA 94404
                  Facsimile:  (650) 357-3178


                  If to the Company:

                  Management Graphics, Inc..
                  1401 east 79th Street
                  Minneapolis, MN 55425
                  Facsimile: (612) 851-6159
                  Attention: Chief Executive Officer


                  If to the Shareholder's Agent:
                  Terrence W. Glarner
                  C/O Norwest Venture Capital
                  2800 Piper Jaffray Tower
                  222 South Ninth Street
                  Minneapolis, MN 55402

         10.5 Dispute Resolution. In the event of any controversy or claim arising out of or relating to Section 9 of this Agreement, Parent and the Shareholders' Agent shall, in good faith, seek to resolve such controversy or claim within 30 days of written notification from one party to the other party (the "Notified Party") that any such controversy or claim exists. If Parent and the Shareholders' Agent are not able to resolve such controversy or claim within 30 days of such written notification, then such controversy or claim shall be settled by arbitration in accordance with the following provisions:

                  (a) FORUM. Forum for arbitration shall be selected by the Notified Party and may be in either San Francisco, California or Minneapolis, Minnesota.

                  (b) LAW. Governing law for the arbitration shall be the law of the State of California, without reference to its conflicts of laws provisions.

                  (c) SELECTION. There shall be three arbitrators, unless the parties hereto are able to agree on a single arbitrator. In the absence of such agreement within ten days after the initiation of an arbitration proceeding, the Shareholders' Agent shall select one arbitrator and Parent shall select one arbitrator, and those two arbitrators shall then select within ten days a third arbitrator. If those two arbitrators are unable to select a third arbitrator within such ten day period, a third arbitrator shall be appointed by the commercial panel of the American Arbitration Association. The decision in writing of at least two of the three arbitrators shall be final and binding upon the parties.

                                      54.

                  (d) ADMINISTRATION. Arbitration shall be administered by the American Arbitration Association.

                  (e) RULES. Rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties hereto may agree upon at the time, except that each party hereto shall have the right to conduct discovery in any manner and to the extent authorized by the Federal Rules of Civil Procedure as interpreted by the federal courts. In the event of any conflict between those Rules and the provisions of this Section 10.5, the provisions of this Section
10.5 shall prevail.

                  (f) SUBSTANTIVE LAW. The arbitrators shall be bound by and strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrators shall make a good faith effort to apply substantive applicable law. The arbitrators shall be bound to honor claims of privilege or work product doctrine recognized at law, but the arbitrators shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

                  (g) DECISION. The arbitrators' decision shall provide a reasoned basis for the resolution of each dispute and for any award.

                  (h) EXPENSES. Each party shall bear its own expenses with respect to arbitration and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators.

                  (i) REMEDIES; AWARD. The arbitrator shall have power and authority to award any remedy or judgment that could be awarded by a court of law in Minnesota (including summary judgment). The award rendered by arbitration shall be final and binding upon the parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

         10.6 Time of the Essence. Time is of the essence of this Agreement.

         10.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.8   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

         10.10 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the

                                      55.

Company; the Company's shareholders (to the extent set forth in Section 1.5); the holders of assumed Company Options (to the extent set forth in Section 1.6); Parent; Merger Sub; the other Indemnitees (subject to Section 9.7); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person who acquires all or substantially all of the business or assets of Parent or to any of Parent's commercial lenders without obtaining the consent or approval of any other party hereto or of any other Person.

         10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         10.12 Waiver.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.15 Maintenance of Directors and Officers Insurance. From the Effective Time until the fourth anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the current directors and officers of the Company with respect to acts or omissions occurring prior to the Effective Time, the existing

                                      56.

policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of $5,000. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds $5,000, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $5,000.

         10.16 Parties in Interest.  Except for the  provisions of Sections 1.5,
1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.17 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Nondisclosure Agreement executed on behalf of Parent on and the Company on May 12, 1999 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Nondisclosure Agreement is terminated in accordance with its terms.

         10.18 Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                                      57.

         The parties hereto have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered as of the date first written above.


                                               ELECTRONICS FOR IMAGING, INC.,
                                               a Delaware corporation

                                               By: _____________________________

                                               Name: ___________________________

                                               Title: __________________________



                                               REDWOOD ACQUISITION CORP.,
                                               a Minnesota corporation

                                               By: _____________________________

                                               Name: ___________________________

                                               Title: __________________________



                                               MANAGEMENT GRAPHICS, INC,
                                               a Minnesota corporation

                                               By: _____________________________

                                               Name: ___________________________

                                               Title: __________________________

                                      58.

Solely with respect to his  agreement to
act  as  the   Shareholders'   Agent  in
accordance  with  Section  10.1  of  the
Agreement   and  Plan  of   Merger   and
Reorganization


___________________________________
Terrence W. Glarner


                                       59.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         Acquired Corporation Contract. "Acquired Corporation Contract" shall mean any Contract: (a) to which either of the Acquired Corporations is a party;
(b) by which either of the Acquired Corporations or any of the assets either of the Acquired Corporations is or may become bound or under which either of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which either of the Acquired Corporations has or may acquire any right or interest.

         Acquired Corporation Proprietary Asset. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to either of the Acquired Corporations or otherwise used by either of the Acquired Corporations.

         Acquired Corporation Source Code. "Acquired Corporation Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Acquired Corporation Proprietary Asset or any Acquired Corporation Product.

         Acquired Corporation Product. "Acquired Corporation Product" shall mean any software, hardware, system, solution, product, upgrade or enhancement that is, has been or is proposed to be developed, sold, supplied, distributed, offered, marketed, promoted, licensed, provided, made available, installed, maintained, supported or serviced by or on behalf of either of the Acquired Corporations.

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving: (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of the Acquired Corporations;
(b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of either of the Acquired Corporations (other than Company Class A Common Stock issued to employees of the Company, upon exercise of Company Options), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of either of the Acquired Corporations, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of either of the Acquired Corporations; or (c) any merger, consolidation, business combination, reorganization or similar transaction involving either of the Acquired Corporations.

         Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         Company Class A Common Stock. "Company Class A Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

                                       1.

         Company Class B Common Stock. "Company Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Company.

         Company Common Stock. "Company Common Stock" shall mean the Class A Common Stock and the Class B Common Stock, collectively.

         Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         Damages. "Damages" shall include any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees and other professional fees), charge, cost (including costs of investigation) or expense of any nature (net of any insurance proceeds actually received by the Company or Parent with respect to any such loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee, charge or cost).

         Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Designated Shareholders.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature.

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

         Government  Contract.   "Government  Contract"  shall  mean  any  prime
contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

                                       2.

         Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         HSR  Act.  "HSR  Act"  shall  mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

         Indemnitees.  "Indemnitees"  shall  mean  the  following  Persons:  (a)
Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); and (c) the respective successors and assigns of the Persons referred to in clauses "(a)", and "(b)" above; provided, however, that the Designated Shareholders shall not be deemed to be "Indemnitees."

         Knowledge. "Knowledge" shall mean the knowledge of any of the Company's Directors or Jim Teter or Robert Helsing.

         Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Acquired Corporation's business, condition, assets, liabilities, operations, financial performance or prospects.

         Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, par value $.01 per share, of Parent.

                                       3.

         Person.  "Person"  shall mean any  individual,  Entity or  Governmental
Body.

         Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, distributor list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.


                                       4.

Exhibit A    -   Certain definitions

Exhibit B    -   Directors and officers of Surviving Corporation

Exhibit C-1  -   Form of Affiliate Agreement

Exhibit C-2  -   Persons to execute Affiliate Agreements

Exhibit D    -   Forms of tax representation letters

Exhibit E    -   Persons to sign Noncompetition Agreements

Exhibit F    -   Form of Noncompetition Agreement

Exhibit G    -   Form of Release

Exhibit H    -   Persons to sign Release

Exhibit I    -   Form of legal opinion of Vennum & Lindquist, PLLP

Exhibit J    -   Certain employees

The Registrant shall furnish a copy of any of the exhibits referred to above to the Commission upon request.